Exhibit  23.2

Consent of Demayo, Young & Mcgrath


                                [FIRM LETTERHEAD]


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in this Form S-8, of our report dated March 22, 2005 included in the annual report on Form 10-KSB of Union Dental Holding Company, Inc. for the year ended December 31, 2004, and to the reference to our firm under the caption "Experts" in the document.


                              DeMeo, Young, McGrath



Fort Lauderdale, Florida

June 21, 2005